EXHIBIT 10.23




Schedule 10.23 identifying  extensions that are substantially similar to Exhibit
10.22 in all material respects except as to the parties thereto and the amount of shares of common stock of the Company that are locked up


A total of 47 Shareholders signed the lockup extension for a total of 3,795,590 shares of common stock of the Company.












                                       177